UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2020

NETFIN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39008	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 979-5995

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one redeemable warrant	NFIN	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NFINU	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NFINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 10, 2020 (the “Closing Date”), Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin” or the “Company”), consummated its previously announced business combination (the “Business Combination”) pursuant to the terms of the business combination agreement (as amended on August 28, 2020, the “Business Combination Agreement”) with Triterras, Inc. (f/k/a Netfin Holdco), a Cayman Islands exempted company (“Triterras”), Netfin Merger Sub, a Cayman Islands exempted company (“Merger Sub”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (the “Sponsor”), Symphonia Strategic Opportunities Limited, a Mauritius private company limited by shares (“SSOL”) and IKON Strategic Holdings Fund, a Cayman Islands exempted company (and together with SSOL, the “Sellers”).

On the Closing Date, Netfin Holdco changed its name to “Triterras, Inc.”

Item 1.01	Entry into a Material Definitive Agreement.

Lock-Up Agreement

On the Closing Date, Netfin entered into a lock-up agreement (the “Lock-Up Agreement”) with Triterras, the Sponsor and the Sellers pursuant to which the Sellers agreed to not transfer, sell, assign or otherwise dispose of the Triterras’ ordinary shares (the “Triterras Ordinary Shares”), including shares receivable upon exercise of warrants, they received in the Business Combination prior to (i) three months after the Closing Date with respect to 10% of their Triterras Ordinary Shares and (ii) six months after the Closing Date with respect to the remaining 90% of their Triterras Ordinary Shares, subject to certain exceptions set forth therein.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Registration Rights Agreement

On the Closing Date, Netfin entered into a registration rights agreement (the “RRA”) with Triterras, the Sponsor, the Sellers, Martin Jaskel, Richard Mauer, Marat Rosenberg and Vadim Komissarov (together with the Sellers, Messrs. Jaskel, Mauer and Rosenberg, the “Holders”). Under the RRA, Triterras has agreed to register for resale under the Securities Act of 1933, as amended, all of the Triterras Ordinary Shares and Triterras warrants held by the Holders on the Closing Date and any other securities issued or issuable with respect to any such Triterras Ordinary Shares and Triterras warrants by way of a share split, share dividend, recapitalization, exercise, exchange or similar event or otherwise (including the underlying Triterras Ordinary Shares issued upon the exercise of any Triterras warrants) (collectively, the “Registrable Securities”).

Triterras is required to, within 90 days of the Closing Date, file a registration statement registering the resale of the Registrable Securities. Additionally, the Holders may demand an underwritten offering of their Registrable Securities if the Registrable Securities to be sold in such offering have a value of more than $10 million. However, Triterras will not be obligated to effect more than three underwritten offerings in any calendar year or two in any rolling-six month period.

Holders also have certain “piggy-back” registration rights with respect to registration statements filed by and underwritten offers on behalf of Triterras or other shareholders that have contractual registration rights, if any. Triterras will bear the expenses incurred in connection with the filing of any such registration statements.

Item 5.01	Changes in Control of Registrant

The disclosure set forth in the “Explanatory Note” above is incorporated by reference into this Item 5.01.

Pursuant to the Business Combination Agreement (i) Merger Sub merged with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin became a wholly-owned subsidiary of Triterras, (b) each issued and outstanding unit of Netfin (a “Netfin Unit”), consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin (the “Netfin Warrants”), was automatically detached and the holder thereof was deemed to hold one Class A Share and one Netfin Warrant, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (the “Class B Shares,” and, together with the Class A Shares, the “Ordinary Shares”) was cancelled and ceased to exist in exchange for the right to receive one ordinary share of Triterras (the “Triterras Ordinary Shares”) for each such Ordinary Share and (d) each outstanding warrant to purchase a Class A Share was be assumed by Triterras and is now exercisable for one Triterras Ordinary Share on identical terms (the “Triterras Warrants”), and (ii) Triterras acquired all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd (“Fintech”), from the Sellers for an aggregate of $60,000,000 in cash, and the issuance of 51,622,419 Triterras Ordinary Shares, and up to an additional 15,000,000 Triterras Ordinary Shares upon Triterras meeting certain financial or share price thresholds.

At the effective time of the Business Combination, (i) the Sellers held 51,622,419 Triterras Ordinary Shares; (ii) the initial stockholders of Netfin held 7,006,000 Triterras Ordinary Shares and (iii) the former public stockholders of Netfin held 24,567,450 Triterras Ordinary Shares.

Triterras intends to report as a foreign private issuer, and intends to disclose all of the required Form 10 information on Form 20-F, to be filed with the Securities & Exchange Commission within four business days of the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Business Combination, each of Netfin’s directors and executive officers resigned on the Closing Date immediately prior to the consummation of the Merger.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the amended and restated memorandum and articles of association of the Company, as in effect immediately prior to the Closing Date, the Company ceased to be a shell company upon the Closing Date. A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the section titled “Summary of the Material Terms of the Business Combination Agreement” which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On the Closing Date, Netfin held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, a total of 21,337,651 (66.05%) of Netfin’s issued and outstanding ordinary shares held of record as of October 12, 2020, the record date for the Extraordinary General Meeting, were present either in person or by proxy, which constituted a quorum. Netfin’s shareholders voted on the following proposals at the Extraordinary General Meeting, each of which was approved and described in more detail in Netfin’s definitive proxy statement filed with the Securities and Exchange Commission on October 29, 2020. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To approve and adopt, as an ordinary resolution, the Business Combination Agreement, dated as of July 29, 2020 (as amended on August 28, 2020, the “Business Combination Agreement”), by and among Netfin, Netfin Holdco (“Holdco”), Netfin Merger Sub (the “Merger Sub”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (together with SSOL, the “Sellers”) and MVR Netfin LLC, as the Netfin Representative, pursuant to which (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin, consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin (the “Netfin Warrants”), shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one Netfin Warrant, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (the "Class B Shares," and, together with the Class A Shares, the “Ordinary Shares”) will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will be assumed by Holdco and will become exercisable for one Holdco Ordinary Share on identical terms (the “Holdco Warrants”), and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd, a Singapore private company limited by shares (“Fintech”), from the Sellers for an aggregate of $60,000,000 in cash, and the issuance of 51,622,419 Holdco Ordinary Shares, and up to an additional 15,000,000 Holdco Ordinary Shares upon Holdco meeting certain financial or share price thresholds. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), Fintech will become a wholly-owned subsidiary of Holdco, which will subsequently be renamed as “Triterras, Inc.” The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,697,886	638,770	995	0

2.	The Merger Proposal. To approve and adopt, as a special resolution, the merger of Netfin with and into Merger Sub, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco. The Merger Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,698,096	638,770	785	0

The Charter Proposals. To approve and adopt separate non-binding proposals to approve, as special resolutions, the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and Netfin’s current amended and restated memorandum and articles of association (the “Current Charter”).

3.	Charter Proposal A. The name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.” Charter Proposal A was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,696,854	638,850	1,947	0

4.	Charter Proposal B. Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares and (d) the creation of an additional 29,999,999 preference shares. Charter Proposal B was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,262,925	3,457,128	617,598	0

5.	Charter Proposal C. The constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). Charter Proposal C was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,689,603	642,959	5,089	0

Item 7.01	Regulation FD Disclosure.

On November 10, 2020, Netfin and Fintech jointly issued a press release announcing that they have closed their previously announced business combination. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lock-Up Agreement, dated as of November 10, 2020, by and among Netfin, Triterras, the Sponsor and the Sellers.
10.2	Registration Rights Agreement, dated as of November 10, 2020, by and among Netfin, Triterras, the Sponsor, the Sellers and the Holders.
99.1	Press Release, dated November 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Netfin Acquisition Corp.

	By:	/s/ Richard Maurer
Dated: November 10, 2020		Name: Richard Maurer
Title: Chief Executive Officer